UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2022

Coeur Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8641	82-0109423
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

104 S. Michigan Ave., Suite 900, Chicago, IL	60603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 489-5800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01 per share)	CDE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01.  Other Events.

Each of the ATM Equity Offering Sales Agreement, dated as of April 23, 2020, among Coeur Mining, Inc. and BofA Securities, Inc. and RBC Capital Markets, LLC, which is filed as Exhibit 1.1 of this Current Report on Form 8-K, and the opinion of Gibson, Dunn & Crutcher LLP, which is filed as Exhibit 5.1 to this Current Report on Form 8-K, is incorporated herein by reference. The opinion was issued in connection with the filing of the prospectus supplement on Form 424(b)(5), filed with the U.S. Securities and Exchange Commission on equal date herewith, forming part of the registration statement (File No. 333-262799).

Item 9.01.  Financial Statements and Exhibits.

List of Exhibits

Exhibit No.	Description
1.1
ATM Equity Offering Sales Agreement, dated as of April 23, 2020, among Coeur Mining, Inc. and BofA Securities, Inc. and RBC Capital Markets, LLC (Incorporated herein by reference to Exhibit 1.1 to the Registrant’s Current Report on Form 8-K filed on April 23, 2020 (File No. 001-08641)).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 5.1).
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.

By: /s/ Mitchell J. Krebs
Name: Mitchell J. Krebs
Title: President and Chief Executive Officer

DATED:  February 17, 2022